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                                                                   EXHIBIT 10.15

                                                       Loan No.:  ______________

                              SECURITY AGREEMENT

THIS SECURITY AGREEMENT ("Agreement") is made this 7th day of October, 1997, by and between DA CONSULTING GROUP,INC., a Texas corporation ("Debtor"), whose business address is 5847 San Felipe, Suite 3700, Houston, Texas 77057 and HELLER FINANCIAL, INC., a Delaware corporation ("Secured Party"), whose address is Commercial Equipment Finance Division, 500 West Monroe Street, Chicago, Illinois 60661.

                                  WITNESSETH:

1. Secure Payment. To secure payment of indebtedness in the principal sum of up to One Million and 00/ 100 Dollars ($1,000,000.00), as evidenced by a note or notes executed and delivered by Debtor to Secured Party (the "Notes") and any obligations arising under this Agreement, including all future advances or loans which may be made at the option of Secured Party (all the foregoing hereinafter called the "Indebtedness"), Debtor hereby grants and conveys to Secured Party a first priority continuing lien and security interest in the personal property described on any schedule(s) now or hereafter attached to or made a part hereof by reference hereto (the "Schedules"), all products and proceeds (including insurance proceeds) thereof, if any, and all substitutions, replacements, attachments, additions, and accessions thereto (all of the foregoing hereinafter called the "Collateral.") The Schedules may be supplemented from time to time to evidence the Collateral subject to this Agreement.

Debtor shall request in writing each advance of principal under the Notes, which request shall be satisfactory to Secured Party in form and substance. Each advance shall be on and subject to the terms and conditions set forth in this Agreement and shall otherwise be at Secured Party's sole discretion. Each Note shall be in an amount not less than $50,000.00. No principal advance under any Notes shall be made after January 4, 1998, and each advance shall reduce, dollar for dollar, the amount that may be advanced under the Notes in the aggregate. Amounts advanced and repaid may not be reborrowed.

2. Representations, Warranties and Covenants. Except as otherwise provided, each representation and warranty made by Debtor in this Agreement shall be true, correct and complete as of the date of this

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Agreement and as of the date of each advance of funds under a Note. Debtor hereby represents, warrants and covenants as follows:

        (a) Perform Obligations. Debtor shall pay as and when due all Indebtedness secured by this Agreement and perform all of the obligations contained in this Agreement according to its terms. Debtor shall use the loan proceeds for business uses and not for personal, family, household, or agricultural uses.

        (b) Perfection. This Agreement and all necessary Uniform Commercial Code filings together create a valid, perfected and first priority continuing lien and security interest in the Collateral, securing the payment and performance of the Indebtedness, and all filings and other actions necessary or desirable to create, perfect and protect such security interest have been or will be duly taken.

        (c) Collateral Free and Clear. Except as may be set forth on a Schedule, the Collateral is and shall remain free and clear of all liens, claims, charges, encumbrances and other security interests of any kind (other than the security interest granted hereby). Debtor shall defend the title to the Collateral against all persons and against all claims and demands whatsoever.

        (d) Possession and Operating Order of the Collateral. Debtor shall retain possession of the Collateral at all times and shall not sell, exchange, assign, loan, deliver, lease, mortgage, or otherwise dispose of the Collateral or any part thereof without the prior written consent of Secured Party. Debtor shall at all times keep the Collateral at the locations specified on the Schedules (except for removals thereof in the usual course of business for temporary periods). At Debtor's sole cost and expense, Debtor shall keep the Collateral in good repair and condition and shall not misuse, abuse, waste or otherwise allow it to deteriorate, except for normal wear and tear. Secured Party may verify any Collateral in any reasonable manner which Secured Party may consider appropriate, and Debtor shall furnish all reasonable assistance and information and perform any acts which Secured Party may reasonably request in connection therewith.

        (e) Insurance. Debtor shall insure the Collateral against loss by fire (including extended coverage), theft and other hazards, for its full insurable value including replacement costs, with a deductible not to exceed Fifty Thousand and 00/100 Dollars ($50,000.00) per occurrence and without co-insurance. In addition, Debtor shall obtain liability insurance covering liability for bodily injury, including death and property damage, in an amount of at least Five Million and 00/100 Dollars ($5,000,000.00) per

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occurrence or such greater amount as may comply with general industry standards, or in such other amounts as Secured Party may otherwise require. All policies of insurance required hereunder shall be in such form, amounts, and with such companies as Secured Party may approve; shall provide for at least thirty (30) days prior written notice to Secured Party prior to any modification or cancellation thereof; shall name Secured Party as loss payee or additional insured, as applicable, and shall be payable to Debtor and Secured Party as their interests may appear; shall waive any claim for premium against Secured Party; and shall provide that no breach of warranty or representation or act or omission of Debtor shall terminate, limit or affect the insurers' liability to Secured Party. Certificates of insurance or policies evidencing the insurance required hereunder along with satisfactory proof of the payment of the premiums therefor shall be delivered to Secured Party. Debtor shall give immediate written notice to Secured Party and to insurers of loss or damage to the Collateral and shall promptly file proofs of loss with insurers. Debtor hereby irrevocably appoints Secured Party as Debtor's attorney-in-fact, coupled with an interest, for the purpose of obtaining, adjusting and canceling any such insurance and endorsing settlement drafts. Debtor hereby assigns to Secured Party, as additional security for the Indebtedness, all sums which may become payable under such insurance.

        In the event Debtor fails to provide Secured Party with evidence of the insurance coverage required by this Agreement, Secured Party may purchase insurance at Debtor's expense to protect Secured Party's interests in the Collateral. This insurance may, but need not, protect Debtor's interests. The coverage purchased by Secured Party may not pay any claim made by Debtor or any claim that is made against Debtor in connection with the Collateral. Debtor may later cancel any insurance purchased by Secured Party, but only after providing Secured Party with evidence that Debtor has obtained insurance as required by this Agreement. If Secured Party purchases insurance for the Collateral, Debtor will be responsible for the costs of that insurance, including interest and other charges imposed by Secured Party in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Indebtedness. The costs of the insurance may be more than the cost of insurance Debtor is able to obtain on its own.

        (f) If Collateral Attaches to Real Estate. If the Collateral or any part thereof has been attached to or is to be attached to real estate, an accurate description of the real estate and the name and address of the record owner is set forth on the Schedules. Debtor shall, on demand of Secured Party, furnish Secured Party with a disclaimer or waiver of any interest in any such Collateral satisfactory to Secured Party and signed by all persons having an

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interest in the real estate. Notwithstanding the foregoing, the Collateral shall remain personal property and shall not be affixed to realty without the prior written consent of Secured Party.

        (g) Financial Statements. Debtor shall furnish to Secured Party, as soon as practicable, and in any event within forty-five (45) days after the end of each fiscal quarter of Debtor and each guarantor of all or any part of the Indebtedness (each, a "Guarantor"), respectively, Debtor's and each Guarantor's unaudited financial statements including in each instance, balance sheets, income statements, and statements of cash flow, on a consolidated and consolidating basis, as appropriate, and separate profit and loss statements as of and for the quarterly period then ended and for the respective person's fiscal year to date, prepared in accordance with generally accepted accounting principles, consistently applied ("GAAP"). Debtor shall also furnish to Secured Party, as soon as practicable, and in any event within one hundred twenty (120) days after the end of each fiscal year of Debtor and each Guarantor, respectively, Debtor's and each Guarantor's annual audited financial statements, including balance sheets, income statements and statements of cash flow for the fiscal year then ended, on a consolidated and consolidating basis, as appropriate, which have been prepared by its independent accountants in accordance with GAAP. Such audited financial statements shall be accompanied by the independent accountant's opinion, which opinion shall be in form generally recognized as "unqualified". In addition, Debtor shall furnish to Secured Party, as soon as practicable, and in any event within forty-five (45) days after the end of each fiscal quarter of Debtor other than the last fiscal quarter of each fiscal year, and within one hundred twenty (120) days after the last fiscal quarter of each fiscal year of Debtor, a compliance certificate in form and substance satisfactory to Secured Party.

        (h) Authorization. Debtor is now, and so long as the Indebtedness is outstanding, will at all times remain, duly licensed, qualified to do business and in good standing in every jurisdiction where failure to be so licensed or qualified and in good standing would have a material adverse effect on its business, properties or assets. The execution and delivery of this Agreement, the Notes and any other documents and instruments executed contemporaneously with or delivered pursuant to this Agreement and the Notes, all as amended from time to time (collectively the "Loan Documents"), have been duly authorized by Debtor and constitute legal, valid, and binding obligations of Debtor, enforceable against Debtor in accordance with their respective terms. So long as the Indebtedness is outstanding, Debtor shall preserve and maintain its existence and shall not wind up its affairs or otherwise dissolve. Debtor shall not, without thirty (30) days prior written notice to Secured Party, (1) change its name or so change its structure such

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that any financing statement or other record notice becomes misleading or (2)
change its principal place of business or chief executive or accounting offices from the address stated herein.

        (i) Litigation. Except as disclosed by Debtor on a Schedule, there are no judgments outstanding against or affecting Debtor, its officers, directors or affiliates or any part of the Collateral and there ar no actions, charges, claims, demands, suits, proceedings, or investigations pending or, to Debtor's knowledge, threatened against Debtor or otherwise affecting any part of the Collateral ("Litigation"). Debtor shall furnish to Secured Party all information regarding any material Litigation as Secured Party shall reasonably request and in any event shall promptly notify Secured Party in writing of any Litigation against it which if decided against it would materially and adversely affect the finances or operations of Debtor. For the purposes of this subsection 2(i), Five Hundred Thousand and 00/100 Dollars ($500,000.00) shall be deemed material.

        (j) No Conflicts. Debtor is not in violation of any material term or provision of its by-laws, or of any material agreement or instrument, decree, order, or any statute, rule, or governmental regulation applicable to it. The execution, delivery, and performance of the Loan Documents do not and will not violate, constitute a default under, or otherwise conflict with any such term or provision or result in the creation of any security interest, lien, charge, or encumbrance upon any of the properties or assets of Debtor, except for the security interest created hereunder.

        (k) Compliance with Laws. Debtor shall use and maintain the Collateral in accordance with all applicable laws, regulations, ordinances, and codes and shall otherwise comply in all material respects with all applicable laws, rules, and regulations and duly observe and be in compliance in all material respects with all valid requirements of all governmental authorities, and all statutes, rules and regulations relating to its business as in effect from time to time during the term of this Agreement.

        (l) Taxes. Debtor has timely filed all tax returns (federal, state, local, and foreign) required to be filed by it and has paid or established reserves for all taxes, assessments, fees, and other governmental charges in respect of its properties, assets, income and franchises. Debtor shall promptly file, pay and discharge all taxes, assessments, license fees (related to the Collateral) and other governmental charges prior to the date on which penalties are attached thereto, establish adequate reserves for the payments of such taxes, assessments, and other governmental charges and make all required withholding and other tax deposits, and, upon request, provide Secured Party with receipts or other proof that any or all of such taxes, assessments, license

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fees or governmental charges have been paid in a timely fashion; provided, however, that nothing contained herein shall require the payment of any tax, assessment, or other governmental charge so long as its validity is being diligently contested in good faith and by appropriate proceedings diligently conducted and Debtor has established cash reserves therefor in accordance with GAAP. Should any stamp, excise, or other tax, including mortgage, conveyance, deed, intangible, or recording taxes become payable in connection with or respect of any of the Loan Documents, Debtor shall pay the same (including interest and penalties, if any) and shall hold Secured Party harmless with respect thereto.

        (m) Environmental Laws/Compliance. Except as disclosed by Debtor on a Schedule, Debtor (1) has not received any claim, summons, complaint, order, or other notice that it is not in compliance with, or that any public authority is investigating its compliance with, any federal, state, and local laws, rules, regulations, orders, and decrees relating to pollution, hazardous substances, waste, disposal or the protection of human health or safety, plant life or animal life, natural resources or the environment, all as amended from time to time (collectively, "Environmental Laws"), (2) has no knowledge of any material violation of any Environmental Laws on or about its assets or property, and (3) is not under any current clean up or other remediation program or order. Debtor has obtained all environmental, health and safety permits necessary for the operation of Debtor's business. Debtor is and shall remain in compliance, in all respects, with the terms and conditions of all permits and with all applicable Environmental Laws. Debtor shall provide Secured Party, promptly following receipt, copies of any correspondence, notice, complaint, order, or other document that it receives asserting or alleging a circumstance or condition which requires or may require a cleanup, removal, remedial action or other response by or on the part of Debtor under any Environmental Laws, or which seeks damages or civil, criminal or punitive penalties from Debtor for an alleged violation of any Environmental Laws. Debtor will promptly notify Secured Party of any release, spill or material change in the nature or extent of any hazardous substances or contaminants used, transported or stored by Debtor or any subsidiary of Debtor, and allow no material change in the use thereof or of Debtor's operations that would increase in any material amount the risk of violation of any Environmental Laws without the express prior written approval of Secured Party.

        (n) Regulations. No proceeds of the loans or any other financial accommodation hereunder will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, as that term is defined in Regulations G, T, U, X of the Board of Governors of the Federal Reserve System.

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        (o) Books and Records.  Debtor shall maintain, at all times, true and complete books and records in accordance with GAAP and consistent with those applied in the preparation of Debtor's financial statements. At all reasonable times, upon reasonable notice, and during normal business hours, Debtor shall permit Secured Party or its agents to audit, examine and make extracts from or copies of any of its books, ledgers, reports, correspondence, and other records relating to the Collateral.

        (p) Setoff. Without limiting any other right of Secured Party, whenever Secured Party has the right to declare any Indebtedness to be immediately due and payable (whether or not it has so declared), Secured Party is hereby authorized at any time and from time to time to the fullest extent permitted by law, but shall not be obligated to, set off and apply against any and all Indebtedness, any and all monies then or thereafter owed to Debtor by Secured Party, whether or not the obligation to pay such monies owed by Secured Party is then due. An election by Secured Party to exercise its right of setoff shall be effective immediately upon such election even though any charge therefor is made or entered on Secured Party's records subsequent thereto.

        (q) Standard of Care; Notice of Claims. Debtor acknowledges and agrees that Secured Party shall not be liable for any acts or omissions nor for any error of judgment or mistake of fact or law other than as a sole and direct result of Secured Party's gross negligence or willful misconduct. Debtor shall give Secured Party written notice of any action or inaction by Secured Party or any agent or attorney of Secured Party that may give rise to a claim against Secured Party or any agent or attorney of Secured Party or that may be a defense to payment of the Indebtedness or performance hereunder for any reason, including commission of a tort (subject, in any event, to the first sentence of this paragraph) or violation of any contractual duty or duty implied by law.

        (r) Indemnity. Debtor shall indemnify, defend and hold Secured Party, its parent, affiliates, officers, directors, agents, employees, consultants, persons engaged by Secured Party to evaluate or monitor the Collateral, auditors and attorneys harmless from and against any loss, cost, expense (including reasonable attorneys' fees and costs and any consultants' or other experts' fees and expenses), damage, penalty, fine, claim, lien, suit, judgment or liability of every kind and nature arising directly or indirectly out of (i) any Loan Document, (ii) the ownership, possession, lease, operation, use, condition, sale, return, or other disposition of the Collateral, (iii) any Environmental Laws, and (iv) the enforcement by Secured Party of its rights or remedies hereunder, except to the extent the loss, expense, damage or

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liability arises solely and directly from Secured Party's gross negligence or willful misconduct. Any payments required to be made hereunder shall be due and payable on demand.

     (s) Payments Set Aside. If any payment is made to Secured Party or Secured Party enforces its security interest or exercises its right of set off, and such payment or part, or any proceeds of such enforcement or set off are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Indebtedness or part thereof originally intended to be satisfied, and all liens, security interests, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set off had not occurred.

     (t) Expenses and Attorneys' Fees. Debtor shall be liable for all charges, costs, expenses and reasonable attorneys' fees incurred by Secured Party (including, following the occurrence of an Event of Default, allocated costs of internal counsel): (i) in perfecting, defending, protecting or terminating its security interest in the Collateral, or any part thereof; (ii) in the negotiation, execution, delivery, administration, amendment or enforcement of the Loan Documents or the collection of any amounts due under any Note or other Loan Document; (iii) in any lawsuit or other legal proceeding in any way connected with any of the Loan Documents, including any contract or tort or other actions, any arbitration or other alternative dispute resolution proceeding, all appeals and judgement enforcement actions and any bankruptcy proceeding (including any relief from stay and/or adequate protection motions, cash collateral disputes, assumption/rejection motions and disputes or objections to any proposed disclosure statement or reorganization plan).

     (u) Complete Information. No representation or warranty made by Debtor in any Loan Document and no other document or statement now or hereafter furnished to Secured Party by or on behalf of Debtor contains or will contain any misstatement of a material fact or omit to state any material fact which would make the statements contained therein misleading as of the date made. Except as expressly set forth in the Schedules, there is no fact known to Debtor that has or is reasonably likely to have a materially adverse affect on the business, operation, condition (financial or otherwise), performance, properties or prospects of Debtor or Debtor's ability to timely pay all of the Indebtedness and perform all of its other obligations contained in or secured by this Agreement.


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     (v)  Collateral Documentation.  Debtor shall deliver to Secured Party prior to any advance, satisfactory documentation regarding the Collateral to be financed, including such invoices, canceled checks evidencing payments, or other documentation as may be reasonably requested by Secured Party. Additionally, Debtor shall satisfy Secured Party that Debtor's business and financial information is as has been represented and there has been no material change in Debtor's business, financial condition, or operations.

     (w) Dividend Restriction. Restricted Payments. If any Event of Default exists (or would exist as a result of any payment described in this subsection
(w)), Debtor will not and will not permit any of its subsidiaries directly or indirectly to declare, order, pay, make or set apart any sum for (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Debtor or any of its subsidiaries now or hereafter outstanding, except (A) a dividend payable solely in shares of that class of stock to the holders of that class; or (B) subsidiaries of Debtor may make payments with respect to their stock provided that such stock is 100% owned by Debtor; (ii) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Debtor or any of its subsidiaries now or hereafter outstanding; and (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Borrower or any of its subsidiaries now or hereafter outstanding; provided Debtor's wholly-owned subsidiaries may make payments and distributions to Debtor.

     (x) Tangible Net Worth. Debtor shall maintain at all times, on a consolidated basis, Tangible Net Worth of at least $1,750,000. As used herein, "Tangible Net Worth" means total assets of Debtor minus its total liabilities (including contingent liabilities), minus all intangibles, expenses and other items deducted in arriving at tangible net worth as determined by Debtor's regular employed certified public accountant in a manner consistent with past practice.

3. Prepayment. Upon forty-five (45) days prior written notice to Secured Party, Debtor may prepay in whole, but not in part, the then entire unpaid principal balance of any Note, together with all accrued and unpaid interest thereon to the date of such prepayment, provided that in addition to such prepayment, Debtor shall pay (i) any and all other sums then due under any of the Loan Documents, and (ii) the prepayment fee and breakage fee as liquidated damages and not as a penalty set forth in any Note. The prepayment fee described in clause (ii) above shall also be due upon the acceleration of the maturity date of any Note following the occurrence of any Event of Default.


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4.   Events of Default. If any one of the following events (each of which is herein called an "Event of Default") shall occur: (a) Debtor fails to pay any part of the Indebtedness within ten (10) calendar days of its due date, or (b) any warranty or representation of Debtor in any Loan Document is materially untrue, misleading or inaccurate, or (c) Debtor or any Guarantor breaches or defaults in the performance of any other agreement or covenant under any Loan Document other than those contained in subsections 2(b) and 2(e) hereof and such breaches or defaults are not cured within thirty (30) days after Debtor knew or should have known of the occurrence (provided that the thirty (30) day cure period shall not apply to the extent any breach or default is not curable in Secured Party's opinion), or (d) Debtor or any Guarantor breaches or defaults in the performance of any covenant contained in subsections 2(b) and 2(e) hereof, or (e) Debtor or any Guarantor breaches or defaults in the payment or performance of any debt or other obligation owed by it to Secured Party or any affiliate of Secured Party, and Secured Party has (without being obligated to do so) declared such event, an Event of Default hereunder, or (f) Debtor breaches or defaults in the payment or performance of any debt or other obligation, whether now or hereafter existing, with an outstanding principal balance in excess of One Million and 00/100 Dollars ($1,000,000.00), and the same is subsequently accelerated, or (g) there shall be a change in the beneficial ownership and control, directly or indirectly, of the majority of the outstanding voting securities or other interests entitled (without regard to the occurrence of any contingency) to elect or appoint members of the board of directors or other managing body of Debtor or any Guarantor ( a "change of control"), or there is any merger, consolidation, dissolution, liquidation, winding up or sale or other transfer of all or substantially all of the assets of Debtor or any Guarantor pursuant to which there is a change of control or cessation of Debtor or the Guarantor or the business of either without the prior written consent of Secured Party, or (h) any money judgement is entered or filed against Debtor or any Guarantor in excess of One Million and 00/100 Dollars ($1,000,000.00) execution against which is not stayed, bonded or insured pending appeal in a manner reasonably satisfactory to Secured Party, or (i) Debtor or any Guarantor shall file a voluntary petition in bankruptcy, shall apply for or permit the appointment by consent or acquiescence of a receiver, conservator, administrator, custodian or trustee for itself or all or a substantial part of its property, shall make an assignment for the benefit of creditors or shall be unable, fail or admit in writing its inability to pay its debts generally as such debts become due, or (j) there shall have been filed against Debtor or any Guarantor an involuntary petition in bankruptcy or Debtor or any Guarantor shall suffer or permit the involuntary appointment of a receiver, conservator, administrator, custodian or trustee for all or a substantial part of its property or the issuance of a warrant of attachment, diligence, execution or similar process against all or any substantial part of its property; unless, in each case, such petition, appointment or process is fully bonded against, vacated or dismissed within sixty (60) days from its effective date, but no later than ten
(10) days prior to any proposed disposition of any assets pursuant to any such proceeding, or (k) if there is a material adverse change in the business or financial condition or prospects of Debtor, or any Guarantor, which affects the net worth (as determined in accordance with GAAP) of either such party, in Secured Party's opinion, in an amount equal to or greater than $500,000 then, and in any such event, Secured Party shall have the right to exercise any one or more of the remedies hereinafter provided.

5. Remedies. Upon the occurrence of an Event of Default, in addition to all rights and remedies of a secured party under the Uniform Commercial Code, Secured Party may, at its option, at any time (a) declare the Indebtedness to be immediately due and payable; (b) without demand or legal process, enter the premises where the Collateral may be found and take possession of and remove the Collateral, all without charge to or liability on the part of Secured Party; or
(c) require Debtor to assemble the Collateral, render it unusable, and crate, pack, ship, and deliver the Collateral to Secured Party in such manner and at such place as Secured Party may require, all at Debtor's sole cost and expense. DEBTOR HEREBY EXPRESSLY WAIVES ITS RIGHTS, IF ANY TO (1) PRIOR NOTICE OF REPOSSESSION AND (2) A JUDICIAL OR ADMINISTRATIVE HEARING PRIOR TO SUCH REPOSSESSION. Secured Party may, at its option, ship, store and repair the Collateral so removed and sell any or all of the Collateral at a public or private sale or sales. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will give Debtor reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made, it being understood and agreed that Secured Party may be a buyer at any such sale and Debtor may not, either directly or indirectly, be a buyer at any such sale. The requirements, if any, for reasonable notice will be met if such notice is mailed postage prepaid to Debtor at its address shown above, at least five (5) days before the time of sale or disposition. After any such sale or disposition, Debtor shall be liable for any deficiency of the Indebtedness remaining unpaid, with interest thereon at the rate set forth in the related Notes.

6. Cumulative Remedies/Marshaling. All remedies of Secured Party hereunder are cumulative, are in addition to any other remedies provided for by law or in equity, or under any other provision of any of the Loan Documents, or under the provisions of any other document, instrument or other writing executed by Debtor or any third party in favor of Secured Party, all of which may, to the extent permitted by law, be exercised


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concurrently or separately, and the exercise of any one remedy shall not be deemed an election of such remedy or to preclude the exercise of any other remedy. No failure on the part of Secured Party to exercise, and no delay in exercising any right or remedy, shall operate as a waiver thereof or in any way modify or be deemed to modify the terms of this Agreement or any other Loan Document or the Indebtedness, nor shall any single or partial exercise by Secured Party of any right or remedy preclude any other or further exercise of the same or any other right or remedy. Secured Party shall not be under any obligation to marshal any assets in favor of Debtor, any Guarantor or any other person or against or in payment of any or all of the Indebtedness.

7. Assignment. Secured Party may transfer or assign all or any part of the Indebtedness and the Loan Documents without releasing Debtor or the Collateral, and upon such transfer or assignment the assignee or holder shall be entitled to all the rights, powers, privileges and remedies of Secured Party to the extent assigned or transferred. The obligations of Debtor shall not be subject, as against any such assignee or transferee, to any defense, set-off, or counter-claim available to Debtor against Secured Party and any such defense, set-off, or counter-claim may be asserted only against Secured Party.

8. Time is of the Essence. Time and manner of performance by Debtor of its duties and obligations under the Loan Documents is of the essence. If Debtor shall fail to comply with any provision of any of the Loan Documents, Secured Party shall have the right, but shall not be obligated, to take action to address such non-compliance, in whole or in part, and all moneys spent and expenses and obligations incurred or assumed by Secured Party shall be paid by Debtor upon demand and shall be added to the Indebtedness. Any such action by Secured Party shall not constitute a waiver of Debtor's default.

9. ENFORCEMENT. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. AT SECURED PARTY'S ELECTION AND WITHOUT LIMITING SECURED PARTY'S RIGHT TO COMMENCE AN ACTION IN ANY OTHER JURISDICTION, DEBTOR HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY COURT (FEDERAL, STATE OR LOCAL) HAVING SITUS WITHIN THE STATE OF ILLINOIS, EXPRESSLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE BY CERTIFIED MAIL, POSTAGE PREPAID, DIRECTED TO THE LAST KNOWN ADDRESS OF DEBTOR, WHICH SERVICE SHALL BE DEEMED COMPLETED WITHIN TEN (10) DAYS AFTER THE DATE OF MAILING THEREOF.


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

10. Further Assurance; Notice. Debtor shall, at its expense, execute and deliver such documents and do such further acts as Secured Party may from time to time reasonably require to assure and confirm the rights created or intended to be created hereunder, to carry out the intention or facilitate the performance of the terms of the Loan Documents or to assure the validity, perfection, priority or enforceability of any security interest created hereunder. Debtor agrees to execute any instrument or instruments necessary or expedient for filing, recording, perfecting, notifying, foreclosing, and/or liquidating of Secured Party's interest in the Collateral upon reasonable request of, and as determined by, Secured Party, and Debtor hereby specifically authorizes Secured Party to prepare and file Uniform Commercial Code financing statements and other documents and to execute same for and on behalf of Debtor as Debtor's attorney-in-fact, irrevocably and coupled with an interest, for such purposes. All notices required or otherwise given by either party shall be in writing and shall be delivered by hand, by registered or certified first class United States mail, return receipt requested, or by overnight courier to the other party at its address stated herein or at such other address as the other party may from time to time designate by written notice. All notices shall be deemed given when received, when delivery is refused or when returned for failure to be called for. Each provision of this Agreement shall remain in full force and effect until all of the Indebtedness is fully, finally and indefeasibly satisfied and, notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Debtor and Secured Party set forth in Sections 2(p), 2(r), 2(s), 2(t), 9 and 12 shall survive the full, final and indefeasible satisfaction of the Indebtedness.

11. Joint and Several Obligation. If this Agreement is executed by more than one person as Debtor, each such Debtor hereby acknowledges it is jointly and severally liable for and unconditionally guarantees the prompt and full payment and performance of all obligations of each other Debtor hereunder and under the other Loan Documents.

12. WAIVER OF JURY TRIAL. DEBTOR AND SECURED PARTY HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING IN CONNECTION WITH ANY OF THE LOAN DOCUMENTS. DEBTOR AND SECURED PARTY ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THE LOAN DOCUMENTS, AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. DEBTOR AND SECURED PARTY FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.


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

13. Complete Agreement. The Loan Documents embody the entire agreement among the parties hereto superseding all prior commitments, agreements, representations, and understandings, whether written or oral relating to the subject matter hereof, and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. The Loan Documents may not be altered, modified or terminated in any manner except by a writing duly signed by the parties thereto. Debtor and Secured Party intend the Loan Documents to be valid and binding and no provisions hereof and thereof which may be deemed unenforceable shall in any way invalidate any other provisions of the Loan Documents, all of which shall remain in full force and effect. The Loan Documents shall be binding upon the respective successors, legal representatives, and assigns of the parties. The Schedules are incorporated herein by this reference and made a part hereof.

IN WITNESS WHEREOF, Secured Party and Debtor have each signed this Agreement as of the day and year first above written.

HELLER FINANCIAL, INC.                       DA CONSULTING GROUP, INC.
a Delaware corporation                       a Texas corporation


By: /s/ DAVID G. ROEDER                 By: /s/ MICHAEL J. MACKEY
   ------------------------------          ------------------------------
Name: David G. Roeder                   Name: Michael J. Mackey
     ----------------------------            ----------------------------
Title: Vice President                   Title: CFO, EVP Finance & Administration
      ---------------------------             ---------------------------



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